As filed with the Securities and Exchange Commission on July 30, 2014

Registration No. 333-197710

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
to
Form S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

UDR, Inc. United Dominion Realty, L.P.	Maryland Delaware	54-0857512 54-1776887
(Exact Name of Registrant as Specified in Its Charter)	(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
1745 Shea Center Drive, Suite 200
Highlands Ranch, Colorado 80129
(720) 283-6120
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Warren L. Troupe
Senior Executive Vice President
UDR, Inc.
1745 Shea Center Drive, Suite 200
Highlands Ranch, Colorado 80129
(720) 283-6120
(Name, address, including zip code, and telephone number, including area code, of agent for service)
With a copy to:
David M. Lynn
Morrison & Foerster LLP
2000 Pennsylvania Avenue, NW
Washington, DC 20006
(202) 887-1500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☑

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

UDR, Inc.:
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

United Dominion Realty, L.P.:
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

Title of Each Class of	Amount to be	Proposed Maximum Offering	Proposed Maximum	Amount of Registration
Securities to be Registered(1)	Registered(2)(3)	Price per Unit(2)(3)	Offering Price(2)(3)	Fee(4)
Common Stock
Preferred Stock
Depositary Shares(5)
Debt Securities
Guarantees of Debt Securities(6)
Warrants
Subscription Rights
Purchase Contracts
Purchase Units(7)

(1)
Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder. This registration statement covers offers, sales and other distributions of the securities listed in this table from time to time at prices to be determined, as well as shares of preferred stock distributable upon the termination of a deposit arrangement for depositary shares so offered or sold, and shares of common stock issuable upon the exchange or conversion of shares of preferred stock so offered or sold that are exchangeable for or convertible into shares of common stock or upon the exercise of common stock warrants so offered, sold or distributed. This registration statement covers shares of preferred stock, depositary shares, shares of common stock, debt securities or other securities registered hereby that may be offered or sold pursuant to subscription rights. This registration statement also covers shares of preferred stock, depositary shares, shares of common stock, debt securities, guarantees and warrants that may be offered or sold under delayed delivery contracts pursuant to which the counterparty may be required to purchase such securities, as well as such contracts themselves. Such contracts would be issued with the specific securities to which they relate.

(2)	Not required to be included pursuant to Form S-3 General Instruction II.E.

(3)
We are registering an indeterminate aggregate principal amount and number of securities of each identified class of securities, which may be offered from time to time in unspecified numbers and at indeterminate prices, and as may be issued upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including under any applicable anti-dilution provisions. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are represented by depositary shares.

(4)	In accordance with Rules 456(b) and 457(r), we are deferring payment of the entire registration fee.

(5)
Each depositary share will be issued under a deposit agreement, which will represent an interest in a fractional share or multiple shares of Preferred Stock and will be evidenced by a depositary receipt.

(6)
We also are registering an indeterminate amount of guarantees by certain of our subsidiaries, including United Dominion Realty, L.P., of debt securities. Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantees being registered hereby.

(7)	Each unit will be issued under a unit agreement and will represent an interest in two or more other securities, which may or may not be separable from each other.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (“Post-Effective Amendment No. 1”) to the Registration Statement on Form S-3 (File No. 333-197710) (the “Registration Statement”) of UDR, Inc. (the “Company”) and United Dominion Realty, L.P. is being filed for the purpose of: (i) correcting an administrative error in the filing of the Registration Statement that resulted in the failure of United Dominion Realty, L.P., which is a majority-owned subsidiary of the Company that is, or may potentially be, a guarantor of some or all of the debt securities with respect to which offers and sales are registered under this Registration Statement, to be reflected as a co-registrant on the U.S. Securities and Exchange Commission’s Electronic Data Gathering, Analysis and Retrieval site; and (ii) filing or incorporating by reference the required exhibits to the Registration Statement. No changes or additions are being made hereby to the base prospectus that forms a part of the Registration Statement. Accordingly, the base prospectus has been omitted from this filing.

PART II
Information Not Required in Prospectus

Item 14.     Other Expenses of Issuance and Distribution

The expenses relating to the registration of the securities will be borne by the registrant. Such expenses (except the SEC Registration Fee) are estimated to be as follows:

Amount to be Paid *
SEC registration fee	$ --- **
Accounting fees and expenses	$ 75,000
Legal fees and expenses	$ 75,000
Printing fees	$ 10,000
Transfer Agent, Registrar and Trustee Fees	$ 25,000
Trustees’ fees and expenses	$ 25,000
Miscellaneous fees and expenses	$ 5,000
Total	$215,000

*
Since an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are not currently determinable. The amounts shown are estimates of expenses payable by us in connection with the filing of this registration statement and one offering of securities hereunder, but do not limit the amount of securities that may be offered.

**	Deferred in accordance with Rule 456(b) and Rule 457(r) of the Securities Act.

 Item 15.         Indemnification of Directors and Officers

Our charter and bylaws provide for indemnification of directors and officers to the full extent permitted by the laws of the State of Maryland.

Section 2-418 of the Maryland General Corporation Law generally permits indemnification of any director or officer made a party to any proceedings by reason of service as a director or officer unless it is established that (i) the act or omission of such person was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; or (ii) such person actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, such person had reasonable cause to believe that the act or omission was unlawful. The indemnity may be against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding; provided, however, that if the proceeding is one by or in the right of the corporation, indemnification is not permitted with respect to any proceeding in which the director or officer has been adjudged to be liable to the corporation. The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or upon an entry of an order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for permitted indemnification. The termination of any proceeding by judgment, order or settlement, however, does not create a presumption that the director or officer failed to meet the requisite standard of conduct for permitted indemnification.

If the person involved is not a director or officer of the Company, the board of directors may cause the Company to indemnify to the same extent allowed for directors and officers of the Company the person who was or is a party to a proceeding, by reason of the fact that he is or was an employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

The Company also maintains, at its expense, a policy of insurance which insures its directors and officers, subject to certain exclusions or deductions as are usual in such insurance policies, against certain liabilities which may be incurred in those capacities, including liabilities arising under the Securities Act. The Company has also entered into agreements with certain of its directors and officers which provide them with indemnification against such liabilities to the fullest extent permitted by law.

The above discussion of our charter and bylaws and of the Maryland General Corporation Law is not intended to be exhaustive and is qualified in its entirety by such articles, bylaws and statutes.

Item 16.     Exhibits

The Exhibits to this Registration Statement are listed in the Exhibit Index and are incorporated by reference herein.

Item 17.     Undertakings
The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7) Warrants and Rights Offerings. The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.
(8) Qualification of trust indentures under the Trust Indenture Act of 1939 for delayed offerings. To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.
(9) Request for Acceleration of Effective Date or Filing of Registration Statement Becoming Effective Upon Filing. That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Highlands Ranch, State of Colorado, on the 30th day of July, 2014.

UDR, Inc.

By:	/s/ Warren L. Troupe
Name:	Warren L. Troupe
Title:	Senior Executive Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dated indicated.

Name and Signature	Title	Date

*	President, Chief Executive Officer, and Director (Principal Executive Officer)	July 30, 2014
Thomas W. Toomey

*	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	July 30, 2014
Thomas M. Herzog

*	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	July 30, 2014
Mark A. Schumacher

*	Chairman of the Board	July 30, 2014
James D. Klingbeil

*	Vice Chair of Board	July 30, 2014
Lynn B. Sagalyn

*	Director	July 30, 2014
Katherine A. Cattanach

*	Director	July 30, 2014
Eric J. Foss

*	Director	July 30, 2014
Robert P. Freeman

*	Director	July 30, 2014
Jon A. Grove

*	Director	July 30, 2014
Robert A. McNamara

*	Director	July 30, 2014
Mark R. Patterson

By:	/s/ Warren L. Troupe
Warren L. Troupe
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Highlands Ranch, State of Colorado, on the 30th day of July, 2014.

UNITED DOMINION REALTY, L.P.
By:	UDR, Inc., its sole general partner

	By:	/s/ Warren L. Troupe
	Name:	Warren L. Troupe
	Title:	Senior Executive Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dated indicated.

By: UDR, Inc., as the sole general partner of United Dominion Realty, L.P.:

Name and Signature	Title	Date

*	President, Chief Executive Officer, and Director of the General Partner (Principal Executive Officer)	July 30, 2014
Thomas W. Toomey

*	Senior Vice President and Chief Financial Officer of the General Partner (Principal Financial Officer)	July 30, 2014
Thomas M. Herzog

*	Senior Vice President and Chief Accounting Officer of the General Partner (Principal Accounting Officer)	July 30, 2014
Mark A. Schumacher

*	Chairman of the Board of the General Partner	July 30, 2014
James D. Klingbeil

*	Vice Chair of Board of the General Partner	July 30, 2014
Lynn B. Sagalyn

*	Director of the General Partner	July 30, 2014
Katherine A. Cattanach

*	Director of the General Partner	July 30, 2014
Eric J. Foss

*	Director of the General Partner	July 30, 2014
Robert P. Freeman

*	Director of the General Partner	July 30, 2014
Jon A. Grove

*	Director of the General Partner	July 30, 2014
Robert A. McNamara

*	Director of the General Partner	July 30, 2014
Mark R. Patterson

By:	/s/ Warren L. Troupe
Warren L. Troupe
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement.*
1.2
ATM Equity OfferingSM Sales Agreement, among UDR, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, dated April 4, 2012 (incorporated by reference to Exhibit 1.1 to the Company’s Current Report on Form 8-K dated April 4, 2012 and filed with the SEC on April 5, 2012).

1.3
Third Amended and Restated Distribution Agreement among UDR, Inc., United Dominion Realty, L.P., as Guarantor, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated and Wells Fargo Securities, LLC, as Agents, dated September 1, 2011, with respect to the issue and sale by UDR, Inc. of its Medium-Term Notes, Series A Due Nine Months or More From Date of Issue (incorporated by reference to Exhibit 1.2 to the Company’s Current Report on Form 8-K dated and filed with the SEC on September 1, 2011).

3.1	Articles of Restatement of the Company (incorporated by reference to Exhibit 3.09 to the Company’s Current Report on Form 8-K dated July 27, 2005 and filed with the SEC on August 1, 2005).
3.2
Articles of Amendment to the Articles of Restatement of the Company dated and filed with the State Department of Assessment and Taxation of the State of Maryland on March 14, 2007 (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K dated March 14, 2007 and filed with the SEC on March 15, 2007).

3.3
Articles of Amendment to the Articles of Restatement of the Company dated August 30, 2011 and filed with the State Department of Assessment and Taxation of the State of Maryland on August 31, 2011 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated September 1, 2011 and filed with the SEC on September 1, 2011).

3.5
Amended and Restated Bylaws of the Company (as amended through May 12, 2011) (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated and filed with the SEC on May 13, 2011).

3.6
Certificate of Limited Partnership of United Dominion Realty, L.P. dated February 19, 2004. (incorporated by reference to Exhibit 3.4 to the Post-Effective Amendment No. 1 to Form S-3 filed with the SEC on October 15, 2010).

3.7
Amended and Restated Agreement of Limited Partnership of United Dominion Realty, L.P. dated as of February 23, 2004 (incorporated by reference to Exhibit 10.23 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003).

3.8
First Amendment to the Amended and Restated Agreement of Limited Partnership of United Dominion Realty, L.P. dated June 24, 2005 (incorporated by reference to Exhibit 10.06 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005).

3.9
Second Amendment to the Amended and Restated Agreement of Limited Partnership of United Dominion Realty, L.P. dated February 23, 2006 (incorporated by reference to Exhibit 10.6 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006).

3.10
Third Amendment to the Amended and Restated Agreement of Limited Partnership of United Dominion Realty, L.P. dated February 2, 2007 (incorporated by reference to Exhibit 99.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009).

3.11
Fourth Amendment to the Amended and Restated Agreement of Limited Partnership of United Dominion Realty, L.P. dated December 27, 2007 (incorporated by reference to Exhibit 10.25 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007).

3.12
Fifth Amendment to the Amended and Restated Agreement of Limited Partnership of United Dominion Realty, L.P. dated March 7, 2008 (incorporated by reference to Exhibit 10.53 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008).

3.13
Sixth Amendment to the Amended and Restated Agreement of Limited Partnership of United Dominion Realty, L.P. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated December 9, 2008 and filed with the SEC on December 10, 2008).

3.14
Seventh Amendment to the Amended and Restated Agreement of Limited Partnership of United Dominion Realty, L.P., dated as of March 13, 2009 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated March 18, 2009 and filed with the SEC on March 19, 2009).

3.15
Eighth Amendment to the Amended and Restated Agreement of Limited Partnership of United Dominion Realty, L.P., dated as of November 17, 2010 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated November 18, 2010 and filed with the SEC on November 18, 2010).

4.1	Form of the Company’s Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated and filed with the SEC on March 15, 2007).
4.2	Specimen Preferred Stock Certificate and Form of Certificate of Designation, Preferences and Rights with respect to any series of Preferred Stock issued hereunder.*
4.3
Senior Indenture dated as of November 1, 1995, by and between UDR, Inc. and First Union National Bank of Virginia, N.A., as trustee (incorporated by reference to Exhibit 4(ii)(h)(1) to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1996).

4.4
Supplemental Indenture dated as of June 11, 2003, by and between UDR, Inc. and Wachovia Bank, National Association, as trustee (incorporated by reference to Exhibit 4.03 to the Company’s Current Report on Form 8-K dated June 17, 2004 and filed with the SEC on June 18, 2004).

4.5
First Supplemental Indenture among UDR, Inc., United Dominion Realty, L.P. and U.S. Bank National Association, as Trustee, dated as of May 3, 2011, relating to UDR, Inc.’s Medium-Term Notes, Series A, due Nine Months or More from Date of Issue (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated May 3, 2011 and filed with the SEC on May 4, 2011).

4.6	Form of UDR, Inc. Senior Debt Security (incorporated by reference to Exhibit 4(i)(n) to the Company’s Registration Statement on Form S-3 filed with the SEC on November 15, 1995).
4.7
Subordinated Indenture dated as of August 1, 1994, by and between UDR, Inc. and Crestar Bank, as trustee (incorporated by reference to Exhibit 4(i)(m) to the Company’s Registration Statement on Form S-3 filed with the SEC on November 15, 1995).

4.8	Form of UDR, Inc. Subordinated Debt Security (incorporated by reference to Exhibit 4(i)(o) to the Company’s Registration Statement Form S-3 filed with the SEC on August 19, 1994).
4.9
Guaranty of United Dominion Realty, L.P. with respect to the Company’s Indenture dated November 1, 1995 (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K dated and filed with the SEC on September 30, 2010).

4.10
Guaranty of United Dominion Realty, L.P. with respect to the Company’s Indenture dated October 12, 2006 (incorporated by reference to Exhibit 99.2 to the Company’s Current Report on Form 8-K dated and filed with the SEC on September 30, 2010).

4.11
Form of UDR, Inc. Fixed Rate Medium-Term Note, Series A (incorporated by reference to Exhibit 4.01 to the Company’s Current Report on Form 8-K dated March 20, 2007 and filed with the Commission on March 22, 2007).

4.12
Form of UDR, Inc. Floating Rate Medium-Term Note, Series A (incorporated by reference to Exhibit 4.02 to the Company’s Current Report on Form 8-K dated March 20, 2007 and filed with the Commission on March 22, 2007).

4.13
UDR, Inc. 5.13% Medium-Term Notes due January 2014, issued October 3, 2003, January 15, 2004 and March 18, 2004 (incorporated by reference to Exhibit 4.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, and Exhibits 4.1 and 4.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004).

4.14	UDR, Inc. 5.25% Medium-Term Note due January 2015, issued November 1, 2004 (incorporated by reference to Exhibit 4.21 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004).
4.15	UDR, Inc. 5.25% Medium-Term Note due January 2015, issued February 14, 2005 (incorporated by reference to Exhibit 4.22 to UDR, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2004).
4.16	UDR, Inc. 5.25% Medium-Term Note due January 2015, issued March 8, 2005 (incorporated by reference to Exhibit 4.23 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004).
4.17	UDR, Inc. 5.25% Medium-Term Note due January 2015, issued May 3, 2005 (incorporated by reference to Exhibit 4.3 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005).
4.18
UDR, Inc. 5.25% Medium-Term Note due January 2016, issued September 7, 2005 (incorporated by reference to Exhibit 4.1 to UDR, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005).

4.19
UDR, Inc. 5.50% Medium-Term Note, Series A due April 2014, issued March 27, 2007 (incorporated by reference to Exhibit 4.5 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007).

4.20
UDR, Inc. 4.25% Medium-Term Note, Series A due June 2018, issued May 23, 2011 (incorporated by reference to Exhibit 4.16 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013).

4.21
UDR, Inc. 4.625% Medium-Term Note, Series A due January 2022, issued January 10, 2012 (incorporated by reference to Exhibit 4.17 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013).

4.22
UDR, Inc. 3.70% Medium-Term Note, Series A due October 2020, issued September 26, 2013 (incorporated by reference to Exhibit 4.18 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013).

4.23
UDR, Inc. 3.75% Medium-Term Note, Series A due October 2024, issued June 26, 2014 (incorporated by reference to Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2014).

4.24	Form of Deposit Agreement.*
4.25	Form of Warrant Agreement (including form of Warrant Certificate).*
4.26	Form of Subscription Rights Agreement (including form of Subscription Rights Certificate).*
4.27	Form of Stock Purchase Contract (including form of Stock Purchase Contract Certificate).*
4.28	Form of Stock Purchase Unit Agreement (including form of Stock Purchase Unit Certificate).*
5.1	Opinion of Morrison & Foerster LLP as to the legality of the securities being registered. †
5.2	Opinion of Morrison & Foerster LLP as to the legality of the securities being registered by this Post-Effective Amendment No. 1 to Form S-3. **
8.1	Tax Opinion of Morrison & Foerster LLP. †
8.2	Tax Opinion of Kutak Rock LLP. †
12.1	Statement re Computation of Ratios. *
23.1	Consent of Ernst & Young LLP regarding UDR, Inc. †
23.2	Consent of Ernst & Young LLP regarding United Dominion Realty, L.P. †
23.3	Consent of Morrison & Foerster LLP (included in Exhibits 5.1, 5.2, and 8.1).
23.4	Consent of Kutak Rock LLP (included in Exhibit 8.2). †
24.1	Power of Attorney (previously included on signature page of Registration Statement on Form S-3 (File No. 333-197710) filed on July 29, 2014). †
25.1
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, of U.S. Bank National Association (successor trustee to Wachovia Bank, National Association, formerly known as First Union National Bank of Virginia, and successor trustee to SunTrust Bank, formerly known as Crestar Bank), as Trustee under the Senior Indenture and Subordinated Indenture. †

*	To be filed by amendment to the Registration Statement or incorporated by reference from documents filed or to be filed with the SEC under the Securities Exchange Act of 1934, as amended.
**	Filed herewith.
†	Previously filed as an exhibit to our Registration Statement on Form S-3 (File No. 333-197710) filed on July 29, 2014.